Exhibit 99.1

Trulia Reports Fourth Quarter and Full Year 2012 Results

Rapid increase in mobile traffic and strong subscriber growth

•	Record fourth quarter revenue of $20.6 million, up 75% year-over-year

•	Fourth quarter total traffic of 23.6 million monthly unique visitors, up 50% year-over-year, and 5.8 million mobile monthly unique visitors, up 119% year-over-year

•	New user-generated content contributions in the fourth quarter of approximately 810,000, up 84% year-over-year

•	Second consecutive quarter of positive Adjusted EBITDA

SAN FRANCISCO, February 12, 2013 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for homebuyers, sellers, renters and real estate professionals, today announced financial results for the fourth quarter and full year ended December 31, 2012.

“2012 was a milestone year for Trulia,” said Pete Flint, Chief Executive Officer of Trulia. “We helped a record number of consumers find a great place to live, while connecting over 24,400 subscribers with those transaction-ready consumers. We finished the year on a resounding note, achieving record quarterly revenue, a rapid increase in mobile traffic, and strong subscriber growth. We are well positioned to grow in 2013 as the real estate market continues its recovery.”

Fourth Quarter 2012 Financial Highlights

•	Total revenue for the fourth quarter of 2012 was $20.6 million, an increase of 75% year-over-year.

•	Marketplace revenue of $13.9 million, up 90% year-over-year.

•	Media Revenue of $6.7 million, up 51% year-over-year.

•

Net loss attributable to common stockholders for the quarter was $1.6 million, or $0.06 per share on a basic and diluted basis, compared with $2.1 million, or $0.30 per share on a basic and diluted basis, in the fourth quarter of 2011.

•	Adjusted EBITDA for the quarter was $0.6 million, compared with -$0.7 million in the fourth quarter of 2011.

•

Pro forma net loss attributable to common stockholders for the quarter was $0.8 million, or $0.03 per share on a basic and diluted basis, compared with $1.7 million, or $0.25 per share on a basic and diluted basis, in the fourth quarter of 2011.

Full Year 2012 Financial Highlights

•	Total revenue for the full year 2012 was $68.1 million, an increase of 77% year-over-year.

•	Marketplace Revenue of $45.5 million, up 104% year-over-year.

•	Media Revenue of $22.6 million, up 39% year-over-year.

•

Net loss attributable to common stockholders for the year was $10.9 million, or $0.87 per share on a basic and diluted basis, compared with $6.2 million, or $0.92 per share on a basic and diluted basis, in the fourth quarter of 2011.

•	Adjusted EBITDA for the full year was -$3.4 million, compared with -$1.8 million in 2011.

•

Pro forma net loss attributable to common stockholders for the year was $8.4 million, or $0.67 per share on a basic and diluted basis, compared with $4.7 million, or $0.70 per share on a basic and diluted basis, in the fourth quarter of 2011.

Key Business Metrics – Fourth Quarter 2012

•	Monthly unique visitors in the quarter were 23.6 million, an increase of 50% from 15.7 million in the same period last year.

•	Mobile monthly unique visitors in the quarter were 5.8 million, an increase of 119% from 2.6 million in the same period last year.

•	Total subscribers at the end of the quarter were 24,443, a 45% increase from 16,849 in the same period last year.

•	Average monthly revenue per subscriber for the quarter was $172, a 46% increase from $118 in the same period last year.

•

New contributions to user-generated content totaled approximately 810,000 during the quarter, an 84% increase from approximately 441,000 in the same period last year. As of December 31, 2012, this amounted to a cumulative total of more than seven million contributions.

Selected Business Highlights

Trulia announced several innovations during the quarter:

•

PRIMEDIA Strategic Partnership: Trulia announced a strategic partnership with PRIMEDIA, parent of Apartment Guide, enabling Apartment Guide’s collection of information and listings to become the exclusive multi-family inventory on Trulia. Trulia users can access photos and floor plans from more than 20,000 multi-family apartment communities and approximately 5 million units from ApartmentGuide.com, in addition to Trulia’s current rental inventory. The companies also formed the Trulia-PRIMEDIA Network, with Trulia selling display advertising and other media products on behalf of PRIMEDIA, and allowing advertisers to reach more than 32 million unique monthly visitors across Web and mobile platforms.

•

Trulia Mortgage Center: Trulia rolled out the Trulia Mortgage Center to help prospective homebuyers and homeowners find the best financing deal. The Mortgage Center provides personalized mortgage quotes that are updated in real-time and presented with detailed information about each quote. The online mortgage marketplace is available online at Trulia.com and through the Trulia Mortgage App for iPhone, iPad and iPod touch.

•

Windows 8 Trulia app: Trulia launched a custom real estate app for Windows 8, just in time for the new Windows 8 devices that arrived during the 2012 holiday season. The app provides a gallery of photos that highlights houses for sale and rent, along with new listings as they hit the marketplace.

Outlook – First Quarter 2013

Trulia is providing revenue and Adjusted EBITDA outlook for the first quarter of 2013 as follows:

•	Revenue is expected to be in the range of $20.8 to $21.2 million. This represents 71% to 74% year-over-year growth.

•	Adjusted EBITDA is expected to be in the range of $0.8 to $1.2 million. This represents 4% to 6% of revenue.

Conference Call Details

A conference call to discuss Trulia’s fourth quarter and full year 2012 results will be held today at 2 p. m. Pacific Time (5 p.m. Eastern Time). A live dial-in will be available at 866-713-8567, or internationally at 617-597-5326, using passcode 89580586. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 72084202, until February 19, 2013.

About Trulia

Trulia (NYSE: TRLA) gives home buyers, sellers, owners, and renters the inside scoop on properties, places, and real estate professionals. Trulia has unique info on the areas people want to live that can’t be found anywhere else: users can learn about agents, neighborhoods, schools, crime, commute times, and even ask the local community questions. Real estate professionals use Trulia to connect with millions of transaction-ready buyers and sellers each month via our hyper local advertising services, social recommendations, and top-rated mobile real estate apps. Trulia is headquartered in downtown San Francisco. Trulia is a registered trademark of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our belief that we are well positioned to grow in 2013 as the real estate market continues its recovery, and our expectations regarding our revenue and Adjusted EBITDA for the first quarter of 2013. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the housing market does not continue to recover; the risk that consumers, subscribers and advertisers do not continue to use our marketplace; and the risk that we experience expenses that exceed our expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the three months ended September 30, 2012, which was filed with the Securities and Exchange Commission on November 13, 2012. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Pro Forma Net Loss

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and pro forma net loss. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, and stock-based compensation. We define pro forma net loss as net loss adjusted to exclude stock-based compensation. Adjusted EBITDA and pro forma net loss exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors.

Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, and stock-based compensation that is expected to be incurred in the future.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

TRULIA, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Years Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Revenues	$68,085	$38,518	$20,554	$11,737
Costs and expenses:
Cost of revenues (exclusive of amortization of product development cost)	9,999	5,795	2,692	1,794
Technology and development	20,199	14,650	5,059	4,373
Sales and marketing	33,747	17,717	10,109	5,429
General and administrative	13,659	6,123	4,003	1,932

Total costs and expenses	77,604	44,285	21,863	13,528
Loss from operations	(9,519)	(5,767)	(1,309)	(1,791)
Interest income	50	17	26	7
Other expense	(1,083)	(389)	(309)	(254)
Change in fair value of warrant liability	(369)	(16)	—	(16)

Loss before provision for income taxes	(10,921)	(6,155)	(1,592)	(2,054)
Provision for income taxes	—	—	—	—

Net loss attributable to common stockholders	$(10,921)	$(6,155)	$(1,592)	$(2,054)
Net loss per share attributable to common stockholders, basic and diluted	$(0.87)	$(0.92)	$(0.06)	$(0.30)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	12,538,769	6,657,045	27,328,415	6,772,664

Reconciliation of pro forma net loss per share attributable to common stockholders, basic and diluted, to net loss:
Net loss attributable to common stockholders	(10,921)	(6,155)	(1,592)	(2,054)
Stock-based compensation (Note A)	2,570	1,484	761	343

Pro forma net loss per share attributable to common stockholders, basic and diluted	$(8,351)	$(4,671)	$(831)	$(1,711)
Pro forma net loss per share attributable to common stockholders, basic and diluted	(0.67)	(0.70)	(0.03)	(0.25)

Reconciliation of Adjusted EBITDA to net loss:
Net loss attributable to common stockholders	$(10,921)	$(6,155)	$(1,592)	$(2,054)
Non-GAAP adjustments:
Interest income	(50)	(17)	(26)	(7)
Other expense	1,083	389	309	254
Depreciation and amortization	3,585	2,496	1,112	775
Change in fair value of warrant liability	369	16	—	16
Stock-based compensation (Note A)	2,570	1,484	761	343

Adjusted EBITDA	$(3,364)	$(1,787)	$564	$(673)

Note (A)

Stock-based compensation was allocated as follows:

	Year Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011
Cost of revenues	$32	$11	$12	$4
Technology and development	930	482	301	163
Sales and marketing	398	183	122	47
General and administrative	1,210	808	326	129

Total stock-based compensation	$2,570	$1,484	$761	$343

TRULIA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$100,017	$7,041
Short-term investments	—	4,300
Accounts receivable, net of allowance for doubtful accounts of $142 and $80 as of December 31, 2012 and December 31, 2011	6,095	3,715
Prepaid expenses and other current assets	1,413	524

Total current assets	107,525	15,580
Restricted cash	385	—
Property and equipment, net	7,069	5,548
Goodwill	2,155	2,155
Other assets	1,830	912

TOTAL ASSETS	$118,964	$24,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$525	$1,335
Accrued liabilities	2,916	1,505
Accrued compensation and benefits	4,500	2,042
Deferred revenue	13,296	4,827
Deferred rent, current portion	444	387
Capital lease liability, current portion	217	292
Long-term debt, current portion	2,665	730
Preferred stock warrant liability	—	297
Other current liabilities	330	—

Total current liabilities	24,893	11,415
Deferred rent, net of current portion	407	638
Capital lease liability, net of current portion	16	156
Long-term debt, net of current portion	7,094	8,862
Other long-term liabilities	20	85

Total liabilities	32,430	21,156
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Convertible preferred stock	—	—
Common stock	—	—
Additional paid-in capital	133,659	39,243
Accumulated deficit	(47,125)	(36,204)

Total stockholders’ equity	86,534	3,039

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$118,964	$24,195

TRULIA, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Years Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,921)	$(6,155)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,585	2,496
Stock-based compensation	2,570	1,484
Provision for doubtful accounts	95	176
Issuance of common stock warrants in exchange for services	—	93
Change in fair value of warrant liability	369	16
Amortization of debt discount	167	38
Amortization of debt issue cost	30	10
Changes in operating assets and liabilities:
Accounts receivable	(2,475)	(1,427)
Prepaid expenses and other current assets	(889)	(286)
Other assets	(722)	(168)
Accounts payable	(864)	336
Accrued liabilities	1,811	100
Accrued compensation and benefits	2,458	666
Deferred rent	(174)	651
Other current liabilities	330	—
Deferred revenue	8,469	3,017
Other long-term liabilities	(65)	85

Net cash provided by operating activities	3,774	1,132

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(385)	(2,200)
Decrease in restricted cash	—	4,645
Reclass from restricted cash to short-term investments	—	(4,300)
Maturities of short-term investments	4,300	—
Purchases of property and equipment	(5,506)	(4,783)

Net cash used in investing activities	(1,591)	(6,638)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts	93,279	—
Payments of costs related to initial public offering	(3,832)	—
Proceeds from long-term debt	—	12,035
Repayment of notes payable	—	(110)
Repayments on long-term debt	—	(4,045)
Repayments on capital lease liability	(334)	(181)
Proceeds from exercise of stock options	1,680	408
Proceeds from exercise of common stock warrants	—	45

Net cash provided by financing activities	90,793	8,152

NET INCREASE IN CASH AND CASH EQUIVALENTS	92,976	2,646
CASH AND CASH EQUIVALENTS — Beginning of period	7,041	4,395

CASH AND CASH EQUIVALENTS — End of period	$100,017	$7,041

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$791	$263

Cash paid for income taxes	$4	$10

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of preferred stock warrants in connection with debt financing	$—	$281

Stock-based compensation capitalized in product development costs	$66	$22

Purchase of equipment under capital leases	$119	$439

Net change related to purchase of equipment in accounts payable and accrued	$54	$(584)

Conversion of preferred stock warrants to common stock warrants	$666	$—